Exhibit 10.30

Land Use Right Transfer Agreement

Agreement No.: 003

Transferor: Office of Construction of the People’s Government of Shuntian Town, Dongyuan County (hereinafter referred to as “Party A”)

Trustee: Shenzhen Jiana Technology Co., Ltd. Heyuan Branch (hereinafter referred to as “Party B”)

Transferee: Chen Ming (hereinafter referred to as “Party C”)

ID Card No.:

1.	Party B is entrusted by Party A to undertake the overall operation of Hakka Immigration Cultural Commercial Plaza. The three parties have entered into this Agreement in respect of the transfer of the use right of residential construction land between Party A and Party C, and Party B is responsible to collect the transfer price.

2.	Party C is willing to purchase the collective construction land use right of Block B1-191 of “Hakka Immigration Cultural Commercial Plaza” of Party A on the southern side of provincial expressway 341 to the opposite of the Government of Shuntian Town, which is converted into 197.13 according to the planning area as approved by Dongyuan County Urban-rural Construction Bureau (thereinto: building base area 95.25 m2, garden area 65.25 m2, shared area 36.63m2).

3.	At the time of signing of this Agreement, Party C shall pay comprehensive development expenses of RMB Four hundred and twenty-two thousand and two hundred and fifty-two point four six (in numbers) ¥ 422,252.46 to Party B’s designated account in a lump sum for the purpose of purchasing Party A’s land. This land price shall be paid up in a lump sum.

4.	After Party C has paid up the land comprehensive development expenses, Party A allows Party C to commence the construction, and Party C must commence the construction within 6 months; at the same time, Party A shall handle the procedures of urban-rural planning, state-owned land, project application, etc, and the aforesaid expenses have been included in the total land price as paid by Party C.

5.	The purchase of this block by Party C must unconditionally submit to the uniform planning, design, construction, power supply and water supply and drainage requirements of Party A. At the time of signing of this Agreement, Party C must entrust Party B to uniformly organize exploration, design, construction and supervision, and shall otherwise sign an agreement with Party B. After Party C has purchased the block, it may not privately build at random, and shall strictly implement the construction scheme and construction drawings as approved by Urban-rural Construction Bureau of Dongyuan County. During the construction of the project, Party C shall fully cooperate with the development and construction, and may not obstruct at random.

6.	Party A undertakes that it shall make land set out and leveling according to the planning scheme, and guarantee the building land area of the aforesaid indexes of Party C, and shall handle the procedures of urban-rural planning, land application, project application, etc after Party C has entrusted Party B to start to organize the construction, and shall handle house ownership certificate after the completion of the project. If Party C fails to sign construction entrustment agreement with Party B at the time of signing of this Agreement and to commence the construction within 6 months, Party A shall take back the land use right and not to refund the land transfer price that has been paid.

7.	As soon as Party C has signed this Agreement and paid land price, this Agreement shall be binding upon the block purchased by Party C and the construction entrusted to Party B by Party C; in no event shall Party C demand refunding the amount that has been paid.

8.	Party A, Party B and Party C shall jointly comply with and perform this Agreement; in case of any breach, the breaching party shall assume corresponding responsibilities. This Agreement shall become effective upon being signed and sealed by Party A, signed and sealed by Party B and signed and fingerprinted by Party C.

9.	This Agreement is made in three originals, one for each party hereto.

Party A’s Seal:

Representative’s Signature:

Office of Construction of the People’s Government of Shuntian Town, Dongyuan County (Seal)

Party B’s Seal:

Representative’s Signature:	/s/ Qian Zhou (Signature)
Name:	Qian Zhou
Shenzhen Jiana Technology Co., Ltd. Heyuan Branch (Seal)

Party C’s Signature (Fingerprint):	/s/ Ming Chen (Signature and Fingerprint)
Name:	Ming Chen

Date of Signing: October 8, 2018